As filed with the Securities and Exchange Commission on September 12, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

EA Series Trust
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

See List Below
(I.R.S. Employer Identification Number)

19 East Eagle Road Havertown, PA 19083
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Intelligent Livermore ETF	The Nasdaq Stock Market LLC
Intelligent Omaha ETF	The Nasdaq Stock Market LLC
Intelligent Equal Select ETF	The Nasdaq Stock Market LLC
Intelligent Tech Focus ETF	The Nasdaq Stock Market LLC
Intelligent Small Cap Select ETF	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	[ ]
Securities Act Registration file number to which this form relates: 333-195493
Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 373 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-195493 and 811-22961), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001592900-24-001750) on September 10, 2024, which is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Fund referenced herein is hereby also incorporated herein by reference.

The Trust currently consists of 61 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Intelligent Livermore ETF	99-3970049
Intelligent Omaha ETF	99-4854553
Intelligent Equal Select ETF	99-4839423
Intelligent Tech Focus ETF	99-4875626
Intelligent Small Cap Select ETF	99-4904939
Item 2. Exhibits

A.
Registrant’s Restated Certificate of Trust dated April 21, 2022 is incorporated herein by reference to Exhibit (a)(4) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on May 13, 2022 (Accession Number: 0001829126-22-010925).

B.
Registrant’s Agreement and Declaration of Trust dated July 18, 2014 is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on October 17, 2014 (Accession Number: 0001582816-14-000543).

C.
Registrant’s Amended By-Laws dated April 21, 2022 are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 275 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on September 28, 2023 (Accession Number: 0001829126-23-006318).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EA Series Trust
September 12, 2024

/s/ Patrick R. Cleary
Patrick R. Cleary
President, Chief Executive Officer, and Principal Executive Officer